Exhibit 99.1

ION Announces $10.5 Million Registered Direct Offering

HOUSTON, Feb. 16, 2021 (GLOBE NEWSWIRE) – ION Geophysical Corporation (NYSE: IO) (ION or the “Company”) today announced that it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 2,990,001 shares of its common stock at a purchase price of $3.50 per share in a registered direct offering. The closing of the offering is expected to occur on or about February 18, 2021, subject to the satisfaction of customary closing conditions.

Chris Usher, ION’s President and Chief Executive Officer, said, “The proceeds will provide additional liquidity and flexibility to manage the business through the tail end of the pandemic.  We still plan to execute the upcoming bond restructuring transactions and associated rights offering, pending shareholder approval, in early April.”

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 234606) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy, ports and defense industries, enabling clients to optimize operations and deliver superior returns. Learn more at iongeo.com.

Contacts:
ION (Investor relations)

Executive Vice President and Chief Financial Officer
Mike Morrison, +1 281.879.3615
mike.morrison@iongeo.com

ION (Media relations)

Vice President, Communications
Rachel White, +1 281.781.1168
rachel.white@iongeo.com

Registration statements relating to the securities to be offered in the exchange offer and the rights offering in connection with the restructuring transactions have been filed with the Securities and Exchange Commission, but have not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.  The exchange offer and the rights offering will be made only by means of a prospectus.  Copies of each such prospectus, when they become available, will be distributed, as applicable, to our bondholders and shareholders and may also be obtained free of charge at the website maintained by the SEC at or by contacting the appropriate agent for the offerings.  Contact information for such agents will be provided when available.

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; our ability to complete the Restructuring Transactions and other related matters in a timely manner, if at all; and political, execution, regulatory, and currency risks. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms S-1 and S-4, filed on January 29, 2021. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.